Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

ORACLE REPORTS Q1 GAAP EPS UP 15% TO 41 CENTS; Q1 NON-GAAP EPS UP 11% TO 53 CENTS

Trailing Twelve Month Operating Cash Flow Up 9% to $14.0 billion

REDWOOD SHORES, Calif., September 20, 2012 — Oracle Corporation (NASDAQ: ORCL) today announced that both fiscal 2013 Q1 GAAP and non-GAAP total revenues were down 2% to $8.2 billion. GAAP new software licenses and cloud software subscriptions revenues were up 5% to $1.6 billion, while non-GAAP new software licenses and cloud software subscriptions revenues were up 6% to $1.6 billion. Both GAAP and non-GAAP software license updates and product support revenues were up 3% to $4.1 billion. Both GAAP and non-GAAP hardware systems products revenues were down 24% to $779 million. GAAP operating income was up 7% to $2.9 billion, and GAAP operating margin was 35%. Non-GAAP operating income was up 1% to $3.6 billion, and non-GAAP operating margin was 44%. GAAP net income was up 11% to $2.0 billion, while non-GAAP net income was up 6% to $2.6 billion. GAAP earnings per share were $0.41, up 15% compared to last year while non-GAAP earnings per share were up 11% to $0.53. GAAP operating cash flow on a trailing twelve-month basis was $14.0 billion, up 9% compared to last year.

Without the impact of the US dollar strengthening compared to foreign currencies, Oracle’s reported Q1 GAAP earnings per share would have been $0.03 higher at $0.44, up 24%, and Q1 non-GAAP earnings per share would have been $0.03 higher at $0.56, up 17%. Both GAAP and non-GAAP total revenues also would have been up 3%, GAAP new software licenses and cloud software subscriptions revenues would have been up 10%, non-GAAP new software licenses and cloud software subscriptions revenues would have been up 11% and both GAAP and non-GAAP hardware systems products revenues would have been down 21%.

“On a non-GAAP basis, new software licenses and cloud software subscriptions sales grew 11% in constant currency and operating margin increased to 44% in Q1,” said Oracle President and CFO, Safra Catz. “Q1 operating cash flow increased to a record high of $5.7 billion. We’re off to a good start in the new year.”

“Exadata, Exalogic, Exalytics and our other engineered systems grew more than 100% in the quarter,” said Oracle President, Mark Hurd. “For the full year, we expect to double engineered systems sales to well over $1 billion. Oracle’s new cloud business is also approaching a $1 billion annual run rate. These two businesses will drive Oracle’s growth for years to come.”

“A little more than a week from now we will announce lots of enhancements to the Oracle Cloud,” said Oracle CEO, Larry Ellison. “There are more CRM, ERP and HCM applications as a service, and more Oracle database, Java and social network platform services. Our new infrastructure as a service is available in the Oracle Cloud and as a private cloud in our customers’ data center, with the unique ability to move applications and services back and forth between the two. Join us at Oracle OpenWorld for all the details.”

The Board of Directors also declared a quarterly cash dividend of $0.06 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on October 12, 2012, with a payment date of November 2, 2012.

Q1 Fiscal 2013 Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 2:00 p.m. Pacific. You may listen to the call by dialing (913) 312-6699, Passcode: 861602. To access the live webcast of this event, please visit the Oracle Investor Relations website at http://www.oracle.com/investor. In addition, Oracle’s Q1 results and Fiscal 2013 financial tables are available on the Oracle Investor Relations website.

A replay of the conference call will also be available by dialing (719) 457-0820 or (888) 203-1112, Passcode: 6071749.

About Oracle

Oracle engineers hardware and software to work together in the cloud and in your data center. For more information about Oracle (NASDAQ: ORCL), visit www.oracle.com or contact Investor Relations at investor_us@oracle.com or (650) 506-4073.

# # #

Trademarks

Oracle and Java are registered trademarks of Oracle and/or its affiliates. Other names may be trademarks of their respective owners.

“Safe Harbor” Statement: Statements in this press release relating to Oracle’s future plans, expectations, beliefs, intentions and prospects, including statements regarding engineered systems sales doubling for the full year, Oracle’s cloud business annual run rate, the cloud business and engineered systems business driving Oracle’s growth in years to come, and announcements to be made at Oracle Open World, are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Economic, political and market conditions, including the current European debt crisis, can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, unanticipated fluctuations in currency exchange rates, delays in delivery of new products or releases or a decline in our renewal rates for software license updates and product support. (3) Our hardware systems business may not be successful, and we may fail to achieve our financial forecasts with respect to this business. (4) We have an active acquisition program and our acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (5) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses and risks relating to compliance with international and U.S. laws that apply to our international operations. (6) Intense competitive forces demand rapid technological advances and frequent new product introductions and could require us to reduce prices or cause us to lose customers. (7) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our products and support services in a timely manner or to position and/or price our products and services to meet market demand, customers may not buy new software licenses, cloud software subscriptions, or hardware systems products, or purchase or renew support contracts. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or by contacting Oracle Corporation’s Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this press release is current as of September 20, 2012. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q1 FISCAL 2013 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended August 31,						% Increase		% Increase (Decrease)

	2012	% of Revenues		2011	% of Revenues		(Decrease) in US $		in Constant Currency (1)
REVENUES
New software licenses and cloud software subscriptions	$1,574	19%		$1,498	18%		5%		10%
Software license updates and product support	4,140	51%		4,022	48%		3%		8%

Software Revenues	5,714	70%		5,520	66%		4%		9%

Hardware systems products	779	9%		1,029	12%		(24%	)	(21%	)
Hardware systems support	574	7%		645	8%		(11%	)	(6%	)

Hardware Systems Revenues	1,353	16%		1,674	20%		(19%	)	(15%	)

Services Revenues	1,114	14%		1,180	14%		(6%	)	0%

Total Revenues	8,181	100%		8,374	100%		(2%	)	3%

OPERATING EXPENSES
Sales and marketing	1,545	19%		1,630	19%		(5%	)	(1%	)
Software license updates and product support	283	3%		297	4%		(5%	)	0%
Hardware systems products	384	5%		472	6%		(19%	)	(15%	)
Hardware systems support	224	3%		283	3%		(21%	)	(16%	)
Services	884	11%		936	11%		(6%	)	0%
Research and development	1,201	15%		1,050	13%		14%		17%
General and administrative	275	3%		311	4%		(12%	)	(8%	)
Amortization of intangible assets	619	7%		592	7%		5%		5%
Acquisition related and other (2)	(258)	(3%	)	19	0%		(1,435%	)	(1,587%	)
Restructuring	145	2%		101	1%		43%		57%

Total Operating Expenses	5,302	65%		5,691	68%		(7%	)	(3%	)

OPERATING INCOME	2,879	35%		2,683	32%		7%		15%
Interest expense	(188)	(2%	)	(192)	(2%	)	(2%	)	(2%	)
Non-operating income (expense), net	11	0%		(20)	0%		155%		148%

INCOME BEFORE PROVISION FOR INCOME TAXES	2,702	33%		2,471	30%		9%		18%

Provision for income taxes	668	8%		631	8%		6%		14%

NET INCOME	$2,034	25%		$1,840	22%		11%		19%

EARNINGS PER SHARE:
Basic	$0.42			$0.36
Diluted	$0.41			$0.36
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	4,867			5,062
Diluted	4,939			5,150
(1)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2012, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended August 31, 2012 compared with the corresponding prior year period decreased our revenues by 5 percentage points, operating expenses by 4 percentage points and operating income by 8 percentage points.

(2)	Acquisition related and other expenses for the three months ended August 31, 2012 included a benefit of $306 million related to certain litigation.

ORACLE CORPORATION

Q1 FISCAL 2013 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended August 31,						% Increase (Decrease) in US $				% Increase (Decrease) in Constant Currency (2)
	2012		2012	2011		2011	GAAP		Non-GAAP		GAAP		Non-GAAP
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
TOTAL REVENUES (3) (4) (5)	$8,181	$28	$8,209	$8,374	$24	$8,398	(2%	)	(2%	)	3%		3%
TOTAL SOFTWARE REVENUES (3) (4)	$5,714	$24	$5,738	$5,520	$13	$5,533	4%		4%		9%		9%
New software licenses and cloud software subscriptions (3)	1,574	19	1,593	1,498	—	1,498	5%		6%		10%		11%
Software license updates and product support (4)	4,140	5	4,145	4,022	13	4,035	3%		3%		8%		8%

TOTAL HARDWARE SYSTEMS REVENUES (5)	$1,353	$4	$1,357	$1,674	$11	$1,685	(19%	)	(19%	)	(15%	)	(15%	)
Hardware systems products	779	—	779	1,029	—	1,029	(24%	)	(24%	)	(21%	)	(21%	)
Hardware systems support (5)	574	4	578	645	11	656	(11%	)	(12%	)	(6%	)	(7%	)
TOTAL OPERATING EXPENSES	$5,302	$(682)	$4,620	$5,691	$(859)	$4,832	(7%	)	(4%	)	(3%	)	0%
Stock-based compensation (6)	176	(176)	—	147	(147)	—	20%		*		20%		*
Amortization of intangible assets (7)	619	(619)	—	592	(592)	—	5%		*		5%		*
Acquisition related and other	(258)	258	—	19	(19)	—	(1,435%	)	*		(1,587%	)	*
Restructuring	145	(145)	—	101	(101)	—	43%		*		57%		*
OPERATING INCOME	$2,879	$710	$3,589	$2,683	$883	$3,566	7%		1%		15%		6%

OPERATING MARGIN %	35%		44%	32%		42%	315 bp.		125 bp.		375 bp.		145 bp.

INCOME TAX EFFECTS (8)	$668	$130	$798	$631	$258	$889	6%		(10%	)	14%		(5%	)

NET INCOME	$2,034	$580	$2,614	$1,840	$625	$2,465	11%		6%		19%		12%

DILUTED EARNINGS PER SHARE	$0.41		$0.53	$0.36		$0.48	15%		11%		24%		17%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	4,939	—	4,939	5,150	—	5,150	(4%	)	(4%	)	(4%	)	(4%	)
(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2012, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	As of August 31, 2012, approximately $15 million in estimated revenues related to assumed cloud software subscriptions contracts will not be recognized for the remainder of fiscal 2013 due to business combination accounting rules.

(4)	As of August 31, 2012, approximately $8 million and $2 million in estimated revenues related to assumed software support contracts will not be recognized for the remainder of fiscal 2013 and fiscal 2014, respectively, due to business combination accounting rules.

(5)	As of August 31, 2012, approximately $7 million in estimated revenues related to hardware systems support contracts will not be recognized for the remainder of fiscal 2013 due to business combination accounting rules.

(6)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended August 31, 2012			Three Months Ended August 31, 2011
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Sales and marketing	$37	$(37)	$—	$26	$(26)	$—
Software license updates and product support	5	(5)	—	4	(4)	—
Hardware systems products	—	—	—	1	(1)	—
Hardware systems support	1	(1)	—	1	(1)	—
Services	9	(9)	—	4	(4)	—
Research and development	83	(83)	—	71	(71)	—
General and administrative	41	(41)	—	40	(40)	—

Subtotal	176	(176)	—	147	(147)	—

Acquisition related and other	17	(17)	—	1	(1)	—

Total stock-based compensation	$193	$(193)	$—	$148	$(148)	$—

(7)	Estimated future annual amortization expense related to intangible assets as of August 31, 2012 was as follows:

Remainder of Fiscal 2013	$1,712
Fiscal 2014	1,955
Fiscal 2015	1,505
Fiscal 2016	955
Fiscal 2017	398
Fiscal 2018	278
Thereafter	562

Total intangible assets subject to amortization	7,365
In-process research and development	11

Total intangible assets, net	$7,376

(8)	Income tax effects were calculated reflecting an effective GAAP tax rate of 24.7% and 25.6% in the first quarter of fiscal 2013 and 2012, respectively, and an effective non-GAAP tax rate of 23.4% and 26.5% in the first quarter of fiscal 2013 and 2012, respectively. The difference between our GAAP and non-GAAP tax rates in the first quarter of fiscal 2013 was primarily due to the disproportionate tax rate impact of discrete items for the quarter, the tax effect of amortization of intangible assets, and differences in jurisdictional tax rates and related tax benefits attributable to our restructuring expenses. The difference between our GAAP and non-GAAP tax rates in the first quarter of fiscal 2012 was primarily due to income tax effects related to our acquired tax exposures and the differences in jurisdictional tax rates and the related tax benefits attributable to our restructuring expenses.

*	Not meaningful

ORACLE CORPORATION

Q1 FISCAL 2013 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	August 31, 2012	May 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$15,667	$14,955
Marketable securities	15,940	15,721
Trade receivables, net	3,775	6,377
Inventories	148	158
Deferred tax assets	913	877
Prepaid expenses and other current assets	1,729	1,935

Total Current Assets	38,172	40,023

Non-Current Assets:
Property, plant and equipment, net	3,037	3,021
Intangible assets, net	7,376	7,899
Goodwill	25,288	25,119
Deferred tax assets	547	595
Other assets	2,138	1,670

Total Non-Current Assets	38,386	38,304

TOTAL ASSETS	$76,558	$78,327

LIABILITIES AND EQUITY
Current Liabilities:
Notes payable, current and other current borrowings	$1,250	$2,950
Accounts payable	388	438
Accrued compensation and related benefits	1,472	2,002
Deferred revenues	8,316	7,035
Other current liabilities	2,529	2,963

Total Current Liabilities	13,955	15,388

Non-Current Liabilities:
Notes payable and other non-current borrowings	13,521	13,524
Income taxes payable	3,732	3,759
Other non-current liabilities	1,614	1,569

Total Non-Current Liabilities	18,867	18,852

Equity	43,736	44,087

TOTAL LIABILITIES AND EQUITY	$76,558	$78,327

ORACLE CORPORATION

Q1 FISCAL 2013 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Three Months Ended August 31,
	2012	2011

Cash Flows From Operating Activities:
Net income	$2,034	$1,840
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	127	117
Amortization of intangible assets	619	592
Deferred income taxes	64	(116)
Stock-based compensation	193	148
Tax benefits on the exercise of stock options and vesting of restricted stock-based awards	120	39
Excess tax benefits on the exercise of stock options and vesting of restricted stock-based awards	(62)	(24)
Other, net	37	27
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	2,630	2,483
Decrease in inventories	10	57
(Increase) decrease in prepaid expenses and other assets	(72)	469
Decrease in accounts payable and other liabilities	(943)	(1,374)
(Decrease) increase in income taxes payable	(329)	159
Increase in deferred revenues	1,243	1,004

Net cash provided by operating activities	5,671	5,421

Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(6,804)	(12,588)
Proceeds from maturities and sales of marketable securities and other investments	6,794	6,768
Acquisitions, net of cash acquired	(361)	(343)
Capital expenditures	(139)	(160)

Net cash used for investing activities	(510)	(6,323)

Cash Flows From Financing Activities:
Payments for repurchases of common stock	(3,076)	(800)
Proceeds from issuances of common stock	517	182
Payments of dividends to stockholders	(292)	(304)
Repayments of borrowings	(1,700)	(1,150)
Excess tax benefits on the exercise of stock options and vesting of restricted stock-based awards	62	24
Distributions to noncontrolling interests	(31)	(163)

Net cash used for financing activities	(4,520)	(2,211)

Effect of exchange rate changes on cash and cash equivalents	71	112

Net increase (decrease) in cash and cash equivalents	712	(3,001)

Cash and cash equivalents at beginning of period	14,955	16,163

Cash and cash equivalents at end of period	$15,667	$13,162

ORACLE CORPORATION

Q1 FISCAL 2013 FINANCIAL RESULTS

FREE CASH FLOW—TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2012				Fiscal 2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$12,818	$13,129	$13,463	$13,743	$13,993

Capital Expenditures (2)	(492)	(500)	(509)	(648)	(627)

Free Cash Flow	$12,326	$12,629	$12,954	$13,095	$13,366

% Growth over prior year	46%	45%	36%	22%	8%
GAAP Net Income	$9,035	$9,356	$9,738	$9,981	$10,175

Free Cash Flow as a % of Net Income	136%	135%	133%	131%	131%

(1)	To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

(2)	Represents capital expenditures as reported in cash flows from investing activities on our cash flow statements presented in accordance with GAAP.

ORACLE CORPORATION

Q1 FISCAL 2013 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES AND HEADCOUNT (1)

($ in millions)

	Fiscal 2012										Fiscal 2013
	Q1		Q2		Q3		Q4		TOTAL		Q1		Q2	Q3	Q4	TOTAL

REVENUES
New software licenses and cloud software subscriptions	$1,498		$2,048		$2,374		$3,985		$9,906		$1,574					$1,574
Software license updates and product support	4,022		3,986		4,051		4,152		16,210		4,140					4,140

Software Revenues	5,520		6,034		6,425		8,137		26,116		5,714					5,714
Hardware systems products	1,029		953		869		977		3,827		779					779
Hardware systems support	645		625		604		600		2,475		574					574

Hardware Systems Revenues	1,674		1,578		1,473		1,577		6,302		1,353					1,353
Services Revenues	1,180		1,180		1,141		1,202		4,703		1,114					1,114

Total Revenues	$8,374		$8,792		$9,039		$10,916		$37,121		$8,181					$8,181

AS REPORTED REVENUE GROWTH RATES
New software licenses and cloud software subscriptions	17%		2%		7%		7%		7%		5%					5%
Software license updates and product support	17%		9%		8%		5%		10%		3%					3%
Software Revenues	17%		7%		8%		6%		9%		4%					4%
Hardware systems products	(5%	)	(14%	)	(16%	)	(16%	)	(13%	)	(24%	)				(24%	)
Hardware systems support	4%		(2%	)	(4%	)	(11%	)	(3%	)	(11%	)				(11%	)
Hardware Systems Revenues	(1%	)	(10%	)	(11%	)	(14%	)	(9%	)	(19%	)				(19%	)
Services Revenues	10%		0%		0%		(4%	)	1%		(6%	)				(6%	)
Total Revenues	12%		2%		3%		1%		4%		(2%	)				(2%	)

CONSTANT CURRENCY GROWTH RATES (2)
New software licenses and cloud software subscriptions	11%		3%		8%		11%		8%		10%					10%
Software license updates and product support	10%		9%		9%		8%		9%		8%					8%
Software Revenues	11%		7%		9%		10%		9%		9%					9%
Hardware systems products	(11%	)	(14%	)	(16%	)	(13%	)	(14%	)	(21%	)				(21%	)
Hardware systems support	(3%	)	(3%	)	(3%	)	(7%	)	(4%	)	(6%	)				(6%	)
Hardware Systems Revenues	(8%	)	(10%	)	(11%	)	(11%	)	(10%	)	(15%	)				(15%	)
Services Revenues	5%		0%		1%		0%		1%		0%					0%
Total Revenues	5%		2%		4%		5%		4%		3%					3%

GEOGRAPHIC REVENUES

REVENUES
Americas	$4,226		$4,532		$4,707		$5,771		$19,236		$4,324					$4,324
Europe, Middle East & Africa	2,704		2,756		2,787		3,314		11,561		2,383					2,383
Asia Pacific	1,444		1,504		1,545		1,831		6,324		1,474					1,474

Total Revenues	$8,374		$8,792		$9,039		$10,916		$37,121		$8,181					$8,181

HEADCOUNT

GEOGRAPHIC AREA
Americas	46,338		46,672		47,884		48,901				49,145
Europe, Middle East & Africa	22,210		22,725		22,852		22,957				22,584
Asia Pacific	40,840		41,901		42,908		43,308				44,170

Total Company	109,388		111,298		113,644		115,166				115,899

(1)	The sum of the quarterly financial information may vary from year-to-date financial information due to rounding.

(2)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2012 and 2011 for the fiscal 2013 and fiscal 2012 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

ORACLE CORPORATION

Q1 FISCAL 2013 FINANCIAL RESULTS

SUPPLEMENTAL GEOGRAPHIC REVENUES ANALYSIS (1)

($ in millions)

	Fiscal 2012										Fiscal 2013
	Q1		Q2		Q3		Q4		TOTAL		Q1		Q2	Q3	Q4	TOTAL
AMERICAS

New software licenses and cloud software subscriptions	$727		$1,027		$1,228		$2,126		$5,107		$814					$814

Hardware systems products	$475		$496		$410		$498		$1,880		$380					$380

AS REPORTED GROWTH RATES
New software licenses and cloud software subscriptions	10%		0%		11%		14%		10%		12%					12%
Hardware systems products	(12%	)	(17%	)	(19%	)	(17%	)	(16%	)	(20%	)				(20%	)

CONSTANT CURRENCY GROWTH RATES (2)
New software licenses and cloud software subscriptions	9%		1%		11%		16%		11%		14%					14%
Hardware systems products	(13%	)	(17%	)	(18%	)	(16%	)	(16%	)	(19%	)				(19%	)

EUROPE / MIDDLE EAST / AFRICA

New software licenses and cloud software subscriptions	$440		$584		$693		$1,166		$2,884		$403					$403

Hardware systems products	$344		$272		$265		$260		$1,140		$214					$214

AS REPORTED GROWTH RATES
New software licenses and cloud software subscriptions	25%		2%		(1%	)	(5%	)	1%		(8%	)				(8%	)
Hardware systems products	2%		(17%	)	(20%	)	(24%	)	(15%	)	(38%	)				(38%	)

CONSTANT CURRENCY GROWTH RATES (2)
New software licenses and cloud software subscriptions	15%		3%		1%		2%		4%		1%					1%
Hardware systems products	(11%	)	(17%	)	(18%	)	(18%	)	(16%	)	(30%	)				(30%	)

ASIA PACIFIC

New software licenses and cloud software subscriptions	$331		$437		$453		$693		$1,915		$357					$357

Hardware systems products	$210		$185		$194		$219		$807		$185					$185

AS REPORTED GROWTH RATES
New software licenses and cloud software subscriptions	20%		11%		13%		8%		12%		8%					8%
Hardware systems products	6%		2%		(3%	)	1%		1%		(12%	)				(12%	)

CONSTANT CURRENCY GROWTH RATES (2)
New software licenses and cloud software subscriptions	9%		8%		11%		13%		11%		12%					12%
Hardware systems products	(5%	)	(1%	)	(6%	)	1%		(3%	)	(10%	)				(10%	)

TOTAL COMPANY

New software licenses and cloud software subscriptions	$1,498		$2,048		$2,374		$3,985		$9,906		$1,574					$1,574

Hardware systems products	$1,029		$953		$869		$977		$3,827		$779					$779

AS REPORTED GROWTH RATES
New software licenses and cloud software subscriptions	17%		2%		7%		7%		7%		5%					5%
Hardware systems products	(5%	)	(14%	)	(16%	)	(16%	)	(13%	)	(24%	)				(24%	)

CONSTANT CURRENCY GROWTH RATES (2)
New software licenses and cloud software subscriptions	11%		3%		8%		11%		8%		10%					10%
Hardware systems products	(11%	)	(14%	)	(16%	)	(13%	)	(14%	)	(21%	)				(21%	)

(1)	The sum of the quarterly financial information may vary from year-to-date financial information due to rounding.

(2)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2012 and 2011 for the fiscal 2013 and fiscal 2012 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q1 FISCAL 2013 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

•

New software licenses and cloud software subscriptions, software license updates and product support and hardware systems support deferred revenues: Business combination accounting rules require us to account for the fair values of cloud software subscriptions contracts, software license updates and product support contracts and hardware systems support contracts assumed in connection with our acquisitions. Because these contracts are generally one year in duration, our GAAP revenues generally for the one year period subsequent to our acquisition of a business do not reflect the full amount of revenues on these assumed cloud software subscriptions contracts and support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment to our new software license and cloud software subscriptions revenues, software license updates and product support revenues and hardware systems support revenues is intended to include, and thus reflect, the full amount of such revenues. We believe the adjustment to these revenues is useful to investors as a measure of the ongoing performance of our business. We have historically experienced high renewal rates on our software license updates and product support contracts and our objective is to increase the renewal rates on acquired and new cloud software subscriptions and hardware systems support contracts; however, we cannot be certain that our customers will renew our cloud software subscriptions contracts, software license updates and product support contracts or our hardware systems support contracts.

•

Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

•

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

•

Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses and net income measures. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of personnel related costs for transitional employees, other acquired employee related costs, stock-based compensation expenses (in addition to the stock-based compensation expenses described above), integration related professional services, certain business combination adjustments including adjustments after the measurement period has ended and changes in fair value of contingent consideration payable, and certain other operating expenses, net. Substantially all of the stock-based compensation expenses included in acquisition related and other expenses resulted from unvested options assumed in acquisitions whose vesting was fully accelerated upon termination of the employees pursuant to the original terms of those options. Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related expenses and restructuring expenses generally diminish over time with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions.